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                                                                     EXHIBIT 21








                         SUBSIDIARIES OF THE REGISTRANT



                          -    EB Subsidiary II, Inc.
                               Texas
                               100% owned

                          -    BodyBilt, Inc.
                               Texas
                               100% owned